
                              LIST OF SUBSIDIARIES


        NAME (1)                                                       JURISDICTION
-----------------------                                                ------------
CDOC, Inc.                                                             Delaware
Conseco Entertainment, Inc.                                            Indiana
     Conseco Entertainment, LLC                                        Indiana
Conseco Equity Sales, Inc.                                             Texas
Conseco Risk Management, Inc.                                          Indiana
Conseco Capital Management, Inc.                                       Pennsylvania
CIHC, Incorporated                                                     Indiana
     Conseco Securities, Inc.                                          Delaware
     Conseco Life Insurance (Bermuda) Limited                          Bermuda
     Conseco Life Insurance Company of Texas                           Texas
         Conseco Direct Life Insurance Company                         Pennsylvania
         Conseco Annuity Assurance Company                             Illinois
              Vulcan Life Insurance Company                            Indiana
         Conseco Senior Health Insurance Company                       Pennsylvania
              Conseco Life Insurance Company of New York               New York
         Conseco Variable Insurance Company                            Texas
         Washington National Insurance Company                         Illinois
              United Presidential Life Insurance Company               Indiana
         Pioneer Life Insurance Company                                Illinois
              Manhattan National Life Insurance Company                Illinois
                  Conseco Medical Insurance Company                    Illinois
         Conseco Health Insurance Company                              Arizona
              Frontier National Life Insurance Company                 Ohio
         Wabash Life Insurance Company                                 Indiana
              Conseco Life Insurance Company                           Indiana
         Bankers Life Insurance Company of Illinois                    Illinois
              Bankers Life and Casualty Company                        Illinois
                  Carmel Fifth LLC                                     Delaware
     Bankers National Life Insurance Company                           Texas
     Conseco Management Services Company                               Texas
     Conseco Services, LLC                                             Indiana
     CFIHC, Inc.                                                       Delaware
         Conseco Private Capital Group, Inc.                           Indiana
         Performance Matters Associates, Inc.                          Delaware





         Performance Matters Associates of Texas, Inc.                 Texas
         Performance Matters Associates of Kansas, Inc.                Kansas
         Performance Matters Associates of Ohio, Inc.                  Ohio
Conseco Finance Corp.                                                  Delaware
     Conseco Financing Servicing Corp.                                 Delaware
         P Financial Services, Inc.                                    Minnesota
         Green Tree Retail Services Bank, Inc.                         South Dakota
         Conseco Finance Loan Company                                  Minnesota
              Green Tree Titling Holding Company I                     Delaware
                  G.T. Titling, LLC I                                  Delaware
                  G.T. Titling, LLC II                                 Delaware
                  Green Tree Titling Limited Partnership I             Delaware
                  Green Tree Titling Limited Partnership II            Delaware
                      Conseco Finance Leasing Trust                    Delaware
     Conseco Finance Vendor Services Corporation                       Delaware
         Green Tree Lease Finance I, Inc.                              Minnesota
         Green Tree Lease Finance I, LLC                               Delaware
         Green Tree Lease Finance II, Inc.                             Minnesota
              Green Tree Lease Finance 1997-1, LLC                     Delaware
              Green Tree Lease Finance 1998-1, LLC                     Delaware
              Conseco Finance Lease 2000-1, LLC                        Delaware
              Green Tree Warehouse I, LLC                              Delaware
     Conseco Agency, Inc.                                              Minnesota
         Conseco Agency of Alabama, Inc.                               Alabama
         Conseco Agency of Kentucky, Inc.                              Kentucky
         Crum-Reed General Agency, Inc.                                Texas
         Dealer Service Trust Corporation                              Minnesota
         Conseco Agency Reinsurance Limited                            Turks and Calicos Islands
     Consolidated Acceptance Corporation                               Nevada
         Woodgate Consolidated Incorporated                            Texas
              Woodgate Utilities, Inc.                                 Texas
              Woodgate Place Owners Association                        Texas
     Conseco Finance Canada Holding Company                            Delaware
         Conseco Finance Canada Company                                Nova Scotia
     MaHCS Guaranty Corporation                                        Delaware
     Conseco Finance Corp. - Alabama                                   Delaware
     Conseco Agency of Nevada, Inc.                                    Nevada
     Conseco Agency of New York, Inc.                                  New York
     Green Tree Floorplan Funding Corp.                                Delaware
     Conseco Bank, Inc.                                                Utah
     Green Tree Financial Corp. - Texas                                Delaware
     Green Tree Residual Finance Corp. I                               Minnesota
     Conseco Finance Securitizations Corp.                             Minnesota
     Conseco Finance Vehicle Securitizations Corp.                     Minnesota
     Green Tree Manufactured Housing Net Interest Margin Finance Corp. Delaware
     Green Tree Manufactured Housing Net Interest Margin Finance Corp. Delaware
     Green Tree Finance Corp. - One                                    Minnesota
     Green Tree Finance Corp. - Two                                    Minnesota




     Green Tree Finance Corp. - Three                                  Minnesota
     Green Tree Finance Corp. - Five                                   Minnesota
     Green Tree Finance Corp. - Six                                    Minnesota
     Green Tree RECS Guaranty Corporation                              Minnesota
     Green Tree RECS II Guaranty Corporation                           Minnesota
     Conseco Finance Credit Corp.                                      New York
     Conseco Finance Consumer Discount Company                         Pennsylvania
     Green Tree First GP Inc.                                          Minnesota
     Green Tree Second GP Inc.                                         Minnesota
     Rice Park Properties Corporation                                  Minnesota
     Green Tree Retail Services Funding Corp.                          Minnesota
     BizGuild, Inc.                                                    Minnesota
     HIRC, Inc.                                                        Minnesota

------------------

(1) Except otherwise indicated, each company is a direct or indirect wholly owned subsidiary of the indicated parent.

